                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       JOHNSTOWN AMERICA INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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
                                     [LOGO]

                                                                  March 19, 1997

Fellow Shareholders:

    On behalf of the Board of Directors, it is my pleasure to cordially invite you to attend the Annual Meeting of Shareholders. The Annual Meeting will be held at 10:00 A.M. on Thursday, May 1, 1997 at The Drake Hotel, 140 East Walton Street, Chicago, Illinois.

    Business scheduled to be considered at the Annual Meeting includes the election to the Board of one class of directors consisting of two directors. The accompanying Notice of Annual Meeting and Proxy Statement provide information relating to the shareholder vote as well as to other matters.

    We hope you will be represented at the Annual Meeting by marking, signing and returning the enclosed proxy card as promptly as possible, whether or not you plan to attend in person. The Board of Directors of Johnstown America Industries, Inc. appreciates the cooperation of shareholders in directing proxies to vote at the Annual Meeting.

                                          Sincerely,

                                                     [SIG]
                                          THOMAS M. BEGEL
                                          CHAIRMAN OF THE BOARD,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                       JOHNSTOWN AMERICA INDUSTRIES, INC.
                     980 NORTH MICHIGAN AVENUE, SUITE 1000
                            CHICAGO, ILLINOIS 60611
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 1, 1997
                            ------------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Johnstown America Industries, Inc., a Delaware corporation, will be held at 10:00 A.M. on Thursday, May 1, 1997, at The Drake Hotel, 140 East Walton Street, Chicago, Illinois for the following purposes:

       1. to elect to the Board one class of directors consisting of two directors; and

       2. to transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on March 12, 1997 as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting of Shareholders and any adjournments or postponements thereof.

                                          By Order of the Board of Directors

                                          KENNETH M. TALLERING, SECRETARY

Chicago, Illinois
March 19, 1997

                             YOUR VOTE IS IMPORTANT

    EACH SHAREHOLDER IS  URGED TO  COMPLETE, SIGN,  DATE AND  MAIL PROMPTLY  THE
ENCLOSED PROXY TO THE COMPANY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON, IF YOU SO DESIRE.

                       JOHNSTOWN AMERICA INDUSTRIES, INC.
                     980 NORTH MICHIGAN AVENUE, SUITE 1000
                            CHICAGO, ILLINOIS 60611
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 1, 1997
                                PROXY STATEMENT

    This Proxy Statement is being furnished to the shareholders of Johnstown America Industries, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), to be held at 10:00 A.M. on Thursday, May 1, 1997, at The Drake Hotel, 140 East Walton Street, Chicago, Illinois, and at any and all adjournments or postponements thereof. At the Annual Meeting, the shareholders of the Company are being asked to consider and vote upon the election to the Board of one class of directors consisting of two directors to serve for a term of three years.

    This Proxy Statement and the enclosed form of proxy are first being mailed to shareholders of the Company on or about March 19, 1997.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

    Only holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on March 12, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date there were 9,755,062 shares of Common Stock outstanding. The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes, if any, will be treated as present for purposes of determining whether a quorum exists.

    Each shareholder will be entitled to one vote per share, in person or by proxy, for each share of Common Stock held in such shareholder's name as of the Record Date on any matter submitted to a vote of shareholders at the Annual Meeting. There is no cumulative voting. The election of the Class I directors will require the affirmative vote of a plurality of the shares of Common Stock represented and voting in person or by proxy at the Annual Meeting.

    Shares of Common Stock represented by properly executed proxies received in time for voting at the Annual Meeting will, unless such proxy has previously been revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, the persons named in the accompanying form of proxy intend to vote all properly executed proxies received by them FOR the election of the Board of Director's nominees as Class I directors. No business other than as set forth in the accompanying Notice of Annual Meeting is expected to come before the Annual Meeting, but should any other matter requiring a vote of shareholders be properly brought before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters. In the election of directors, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote. With respect to the other matters, abstentions will be counted and will have the same effect as a vote against such proposal while broker non-votes will be disregarded and have no effect on the outcome of such proposals. For information with respect to advance notice requirements applicable to shareholders who wish to propose any matter for consideration or to nominate any person for election as a director at an annual meeting, see "Shareholder Proposals for 1998 Annual Meeting."

    Execution of the enclosed proxy will not prevent a shareholder from attending the Annual Meeting and voting in person. Any proxy may be revoked at any time prior to the exercise thereof by delivering in a timely manner a written revocation or a new proxy bearing a later date to the Secretary of the Company, 980 North Michigan Avenue, Suite 1000, Chicago, Illinois 60611, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, however, in and of itself constitute a revocation of a proxy.

    This solicitation is being made by the Board of Directors of the Company. The cost of this solicitation will be borne by the Company. Solicitation will be made by mail, and may be made personally or by telephone by officers and other employees of the Company who will not receive additional compensation for such solicitation. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection with such actions.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Board of Directors of the Company is divided into three classes, designated Class I, Class II and Class III. Each class of directors serves a staggered three-year term. At the Annual Meeting, two Class I directors are to be elected to serve three-year terms ending in 2000, or until such director's successor is elected and qualified or his earlier death, resignation or removal. The nominees have consented to serve as directors if elected at the Annual Meeting and, to the best knowledge of the Board of Directors, the nominees are and will be able to serve if so elected. In the event that any nominee listed below should be unavailable to stand for election before the Annual Meeting, the persons named in the accompanying proxy intend to vote for such other person, if any, as may be designated by the Board of Directors, in the place of the nominee unable to serve.

    The Board of Directors recommends that shareholders vote FOR the Company's nominees as Class I directors.

    Set forth below is a brief biography of the nominees for election as Class I directors and of all other members of the Board of Directors:

NOMINEES FOR CLASS I DIRECTORS -- TERM EXPIRING 2000

    CAMILLO SANTOMERO has served as a Director since October 1991. Mr. Santomero has been a private investor and a Senior Consultant to Chase Capital Partners (formerly Chemical Venture Partners), from January 1992 to the present. From October 1988 to January 1992, he was a General Partner of Chase Capital Partners. Mr. Santomero is 39 years old.

    ANDREW M. WELLER, Executive Vice President, Chief Financial Officer and a Director, has served as Executive Vice President, Chief Financial Officer and a Director since September 1994. He was also Secretary from March 1995 to November 1995. From April 1988 to September 1994, he was Vice President and Treasurer of Bethlehem Steel Corporation ("BSC") and prior thereto held various other positions with BSC. He has also been Executive Vice President of, and a partner in, TMB Industries ("TMB"), an investment firm which is a partnership between himself and Mr. Begel, since September 1994. Mr. Weller is 50 years old.

INCUMBENT CLASS III DIRECTOR -- TERM EXPIRING 1999

    THOMAS M. BEGEL, Chairman of the Board, President and Chief Executive Officer, has served as President, Chief Executive Officer and a Director since October 1991 and as Chairman of the Board since May 1993. He is also President of, and a partner in, TMB. Mr. Begel was also a Director of Uniroyal Chemical Corporation from 1990 to 1996. Mr. Begel is 54 years old.

INCUMBENT CLASS II DIRECTORS -- TERM EXPIRING 1998

    R. PHILIP SILVER has served as a Director since December 1993. Mr. Silver is Chairman of the Board of Silgan Holdings Inc., a packaging company, and has been either Chairman of the Board or President and a Director since 1988. Mr. Silver is 54 years old.

    FRANCIS A. STROBLE has served as a Director since December 1993. Mr. Stroble is a retired Senior Vice President and Chief Financial Officer of Monsanto Company, a position he held from 1982 to 1994. He is also a Director of Merchantile Bancorporation, Inc. Mr. Stroble is 66 years old.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During 1996, the Board of Directors met four times. Each director attended 75% or more of the meetings.

    The Company has a Compensation Committee, an Audit Committee and an Executive Committee. The Compensation Committee, comprised of Messrs. Begel and Santomero, reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and key employees of the Company, and grants options to purchase shares of Common Stock. The Audit Committee, which is comprised of Messrs. Silver and Stroble, reviews the internal and external financial reporting of the Company, reviews the scope of the independent audit and considers comments by the auditors regarding internal controls and accounting procedures, and management's response to these comments. The Executive Committee, which is comprised of Messrs. Begel and Weller, exercises the powers of the Board of Directors during intervals between Board meetings and acts as an advisory body to the Board by reviewing various matters prior to their submission to the Board. The Compensation Committee held no meetings in 1996. The Audit Committee held two meetings in 1996, each of which were attended by both of the committee members. The Executive Committee held no meetings during 1996. The Board of Directors does not have a Nominating Committee.

                             EXECUTIVE COMPENSATION

    The following table sets forth the cash and non-cash compensation for services in all capacities to the Company for 1996, 1995 and 1994 of (i) the Chief Executive Officer of the Company and (ii) the Company's four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of December 31, 1996 (the "Named Officers"):

                          SUMMARY COMPENSATION TABLES

                                                                                      LONG TERM COMPENSATION
                                               ANNUAL COMPENSATION                            AWARDS
                              -----------------------------------------------------  ------------------------
                                                                     OTHER ANNUAL    RESTRICTED    OPTIONS/       ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR      SALARY(1)    BONUS(2)    COMPENSATION(3)   STOCK(#)(4)  SARS(#)(5)   COMPENSATION(6)
----------------------------  ---------  -----------  -----------  ----------------  -----------  -----------  ----------------
Thomas M. Begel.............       1996  $   300,000      --          $   57,517         --           --         $    194,416
Chairman of the                    1995  $   250,000  $   250,000     $   57,423         --           --         $     71,370
 Board, President and              1994  $   250,000      --          $   41,975         --           25,000     $     20,708
 Chief Executive Officer

James D. Cirar..............       1996  $   200,000      --              --             --           50,000     $      8,022
President and Chief                1995  $    66,667  $   150,000         --             --           50,000     $    --
Executive Officer of
 Johnstown America
 Corporation

Thomas W. Cook..............       1996  $   266,676  $   457,748         --             --           25,000     $      7,886
President and Chief                1995  $    83,365  $   158,563         --             --           50,000     $      7,589
Executive Officer of Truck
 Components, Inc.

John D. McClain.............       1996  $   148,953  $   124,472         --             --           10,000     $      8,814
President and Chief                1995  $    39,966  $    31,586         --             --           20,000     $      9,025
Executive Officer of
 Brillion Iron Works, Inc.

Andrew M. Weller............       1996  $   225,000      --              --             --           20,000     $     53,991
Executive Vice                     1995  $   175,000  $   237,500         --             --           --         $      7,430
President, Chief                   1994  $    58,333      --              --             12,000       70,000     $      2,333
 Financial Officer and
 Director

------------------------
(1) Mr. Cirar's salary in 1995 covers the period from his date of hire, September 1, through December 31, 1995. Messrs. Cook and McClain's salaries for 1995 cover the period from August 23, 1995, the date that Truck Components, Inc. ("TCI") was acquired by the Company, through December 31, 1995. Mr. Weller's salary in 1994 covers the period from his date of hire, September 1, through December 31, 1994.

(2) The 1995 bonus paid to Mr. Begel and a portion of the bonus paid to Mr. Weller were paid in connection with the Company's acquisition of TCI. The bonuses paid to Messrs. Cirar and Cook and the remainder of Mr. Weller's bonus were required payments pursuant to their respective employment agreements. The 1996 bonus paid to Mr. Cook was a required payment pursuant to his employment agreement.

(3) For the reimbursement of travel, club dues and other expenses to Mr. Begel. The value of the perquisites received by the other Named Officers was below the threshold requiring disclosure thereof.

(4) Represents grant of 12,000 restricted shares of Common Stock to Mr. Weller in July 1994 in connection with his hiring. The restrictions on 8,000 of such shares lapsed in 1996 and the restrictions on the remaining 4,000 shares lapse in July 1997. As of December 31, 1996, the value of the restricted stock was $52,500.

(5) The 1994 option grants represent grants made in February 1995 with respect to fiscal 1994 in lieu of cash bonuses (the "Bonus Grants"), except for 50,000 options granted to Mr. Weller in July 1994 in connection with his hiring. All such options as well as the options granted to Mr. Cirar in 1995 and 1996 are vested. Two-thirds of the options granted to Messrs. Cook and McClain in 1995 are vested and the remainder vest on the second anniversary of the date of grant, and one-third of the options granted to Messrs. Cook, McClain and Weller in 1996 are vested and the remainder vest in equal installments on the first and second anniversary of the date of grant.

(6) 1996 includes the following amounts: for Mr. Begel, $188,416 for life insurance and supplemental pension premium and $6,000 Company contribution to the Company's 401(k) plan; for Mr. Cirar, $2,022 for life insurance premium and $6,000 Company contribution to the Company's 401(k) plan; for Mr. Cook, $386 for life insurance premium and $7,500 Company profit sharing contribution; for Mr. McClain, $288 for life insurance premium and $8,526 profit sharing contribution, and for Mr. Weller, $47,991 for life insurance and supplemental pension premiun and $6,000 Company contribution to the Company's 401(k) plan. Messrs. Begel and Weller's right to receive their respective supplemental pensions upon termination of employment are generally subject to a three-year cliff vesting requirement (other than in the event of termination of employment due to a change in control). In the event any such person is not entitled to receive his supplemental pension, the value of such pension funds would revert to the Company. 1995 includes the following amounts: for Mr. Begel, $65,370 for life insurance premium and $6,000 Company contribution to the Company's 401(k) plan; for Mr. Cook, $89 for life insurance premium and $7,500 Company profit sharing contribution; for Mr. McClain, $288 for life insurance and $8,739 profit sharing contribution; and for Mr. Weller, $1,430 for life insurance premium and $6,000 Company contribution to the Company's 401(k) plan.

EMPLOYMENT AND SEVERANCE AGREEMENTS

    The Company is a party to substantially identical three-year employment contracts with Messrs. Begel and Weller, which became effective on January 1, 1996 and continue for a rolling three-year period unless terminated as provided in the agreement. Pursuant to their respective agreements, Mr. Begel will serve as Chairman of the Board, President and Chief Executive Officer of the Company and Mr. Weller will serve as Executive Vice President, Chief Financial Officer and a Director of the Company, at annual base salaries of $300,000 and $260,000, respectively, plus bonuses as determined by the Board of Directors (including for Mr. Begel a minimum bonus of $50,000 in 1996, which Mr. Begel declined to accept). Each of these agreements contains customary employment terms and provides that upon termination of employment by the Company other than for "Cause" or by the employee for "Good Reason" (each as defined in the agreements) during the term, the Company will pay a severance payment to the employee equal to three times the sum of (i) the employee's base salary as of his date of termination and (ii) the greatest of (w) the employee's guaranteed bonus, if any, for the year during which the termination occurs, (x) the employee's target bonus, if any, for the year during which the termination occurs, (y) the employee's bonus received with respect to the year immediately preceding the date of termination and (z) the employee's average bonus received during the three years immediately preceding the date of termination, plus certain additional amounts.

    On September 1, 1995, the Company entered into a three-year employment contract with Mr. Cirar pursuant to which he will serve as President and Chief Executive Officer of Johnstown America Corporation, at an initial annual base salary of $200,000, plus an annual bonus equal to 1% of the pre-tax income of Johnstown America Corporation (subject to a minimum bonus of $150,000 with respect to 1995 and 1996). Mr. Cirar declined to accept his minimum bonus for 1996 but will receive a minimum bonus for 1997 of $150,000 plus 1% of the pre-tax income of Johnstown America Corporation. Mr. Cirar will receive on September 1, 1997 additional vested options to purchase 50,000 shares of Common Stock at an exercise price of $8.00 per share only if the closing price of a share of Common Stock on such date exceeds $25.00. The agreement provides customary employment terms and provides that upon termination of employment other than for cause, the Company will pay a severance payment to the employee equal to three times the sum of (i) the employee's base salary as of his date of termination and (ii) the average of the employee's bonus paid or payable during the term of the agreement.

    In connection with the Company's acquisition of TCI in August 1995, the Company assumed the existing three-year employment agreement, dated May 9, 1994, between TCI and Mr. Cook. Such agreement, which has been extended to May 9, 1998, provides that Mr. Cook will serve as President and Chief Executive Officer of TCI and as President of Gunite Corporation, a subsidiary of TCI, at an annual base salary of $275,000, plus an annual bonus equal to 1% of the pre-tax income of TCI in excess of $5 million. The agreement provides for customary employment terms and provides that upon termination of employment by the Company other than for "Cause" or by the employee for "Good Reason" (each as defined in the agreement), the Company will pay a severance payment to the employee equal to the employee's base salary as of his date of termination plus the average of his bonuses for the two years immediately prior to the date of termination, times the greater of (x) the number of years or portion thereof that remain in his term of employment or (y) one year. In connection with the acquisition of TCI, the Company entered into an agreement with TCI and Messrs. Cook and McClain as well as with certain other officers and key employees of TCI pursuant to which each such person waived certain rights to receive bonus payments to which he was entitled upon consummation of the acquisition and the Company agreed that TCI would make certain payments to each such person in lieu of such bonus payments if that person remains employed by TCI for specified periods of time.

    The Company is a party to substantially identical two-year employment contracts with certain other officers and key employees which became effective on January 1, 1997 and continue for a rolling two-year period unless terminated as provided in the agreement, pursuant to which such officers and key employees will serve in the respective positions at their respective annual base salaries, plus bonuses as determined by the Board of Directors. Each of these agreements contains customary employment terms and provides that upon termination of employment by the Company other than for "Cause" or by the employee for "Good Reason" (each as defined in the agreements) during the term, the Company will pay a severance payment to the employee equal to two times the sum of (i) the employee's base salary as of his date of termination and (ii) the greatest of
(w) the employee's guaranteed bonus, if any, for the year during which the termination occurs, (x) the employee's target bonus, if any, for the year during which the termination occurs, (y) the employee's bonus received with respect to the year immediately preceding the date of termination and (z) the employee's average bonus received during the three years immediately preceding the date of termination, plus certain additional amounts.

    The table below sets forth information with respect to grants of stock options pursuant to the Company's 1993 Stock Option Plan (the "1993 Stock Option Plan") during 1996 to the Named Officers.

                          OPTION GRANTS IN FISCAL 1996

                                                             INDIVIDUAL GRANTS                   POTENTIAL REALIZABLE
                                              -----------------------------------------------  VALUE AT ASSUMED ANNUAL
                                                          % OF TOTAL                             RATES OF STOCK PRICE
                                                            OPTIONS     EXERCISE               APPRECIATION FOR OPTION
                                               OPTIONS    GRANTED TO     OR BASE                         TERM
                                               GRANTED   EMPLOYEES IN     PRICE    EXPIRATION  ------------------------
NAME                                             (#)      FISCAL YEAR    ($/SH)       DATE         5%           10%
--------------------------------------------  ---------  -------------  ---------  ----------  -----------  -----------
Thomas M. Begel.............................     --           --           --          --          --           --
Chairman of the Board, President and Chief
 Executive Officer

James D. Cirar..............................     50,000         28.1%   $    8.00      9/1/06      --       $    53,905
President and Chief Executive Officer of
 Johnstown America Corporation

Thomas W. Cook..............................     25,000         14.1%   $    3.50      9/1/06  $    55,028  $   139,452
President and Chief Executive Officer of
 Truck Components, Inc.

John D. McClain.............................     10,000          5.6%   $    3.50      9/1/06  $    22,011  $    55,781
President and Chief Executive Officer of
 Brillion Iron Works, Inc.

Andrew M. Weller............................     20,000         11.3%   $    3.50      9/1/06  $    44,022  $   111,562
Executive Vice President, Chief Financial
 Officer and Director

    The table below sets forth information with respect to the value of options held by the Named Officers as of December 31, 1996.

                 AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND
                      OPTION VALUE AS OF DECEMBER 31, 1996

                                                              NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                                    OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                                                FISCAL YEAR-END(#)          FISCAL YEAR-END($)
                                                            --------------------------  --------------------------
NAME                                                        EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------  -----------  -------------  -----------  -------------
Thomas M. Begel...........................................      12,500         12,500       --            --
Chairman of the Board, President and Chief Executive
 Officer

James D. Cirar............................................     100,000        --            --            --
President and Chief Executive Officer of Johnstown America
 Corporation

Thomas W. Cook............................................      41,666         33,334    $   7,292    $    14,583
President and Chief Executive Officer of Truck Components,
 Inc.

John D. McClain...........................................      16,666         13,334    $   2,917    $     5,834
President and Chief Executive Officer of Brillion Iron
 Works, Inc.

Andrew M. Weller..........................................      66,666         23,334    $   5,833    $    11,667
Executive Vice President, Chief Financial Officer and
 Director

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Begel and Santomero currently comprise the Compensation Committee of the Board of Directors. Mr. Begel, the Chairman of the Board, President and Chief Executive Officer of the Company, beneficially owns 746,360 shares of Common Stock.

PENSION PLANS

    The Company, through Johnstown America Corporation, maintains a tax-qualified defined benefit pension plan in which the Named Officers (other than Messrs. Cook and McClain) are eligible to participate. Benefits under the plan are based primarily upon the participant's average monthly earnings and his years of continuous service. Benefits under the plan are not subject to reduction for social security benefits but are reduced by certain other amounts received under certain public pension programs, a prior plan maintained by a predecessor company and certain disability and severance payments.

    The following table sets forth the benefits payable under the plan at age 65 on a straight line annuity basis for participants with the indicated levels of compensation and service.

                               PENSION PLAN TABLE

                                                               YEARS OF CONTINUOUS SERVICE
                                             ----------------------------------------------------------------
AVERAGE EARNINGS                                15         20         25         30         35         40
-------------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------
$ 75,000...................................  $  15,656  $  20,874  $  26,093  $  31,311  $  36,530  $  42,436
 100,000...................................     21,562     28,749     35,937     43,124     50,311     58,186
 125,000...................................     27,468     36,624     45,780     54,936     64,093     73,936
 150,000...................................     33,374     44,499     55,624     66,749     77,874     89,686
 200,000...................................     33,374     44,499     55,624     66,749     77,874     89,686
 250,000...................................     33,374     44,499     55,624     66,749     77,874     89,686

    The compensation and years of service under the plan for the Named Officers (other than Messrs. Cook and McClain) are as follows:

        Thomas M. Begel -- highest five-year average annual compensation is $251,563 and years of service is 5 years; James D. Cirar -- highest five year annual compensation is $133,334 and years of service is 2 years; and Andrew M. Weller -- highest five-year average annual compensation is $152,778 and years of service is 3 years.

    Mr. Cook is eligible to participate in a tax-qualified defined benefit plan maintained by a subsidiary of TCI (the "Pension Plan"). The Pension Plan provides a pension benefit at normal retirement age of 65, based on average monthly pay through December 31, 1991, or if service is less than five years, the average monthly earnings of the years worked up to December 31, 1991, and credited service for the years and months employed by TCI and its subsidiaries up to August 31, 1995. The salary component for persons hired subsequent to December 31, 1991, is the participant's initial monthly salary at employment date. At age 65, based on Mr. Cook's covered compensation and years of service of $165,000 and 4.6 years, respectively, he will be entitled to receive an annual pension of $10,000 under the Pension Plan. Mr. Cook also participates in the Gunite Corporation Salaried Employees Profit Sharing Plan pursuant to which Gunite Corporation, a subsidiary of the Company, contributes 5% of Mr. Cook's gross earnings up to a maximum contribution of $7,500. Mr. McClain participates in the Brillion Iron Works Profit Sharing Plan pursuant to which Brillion Iron Works, Inc., a subsidiary of the Company, contributes a percentage of Brillion's operating earnings into a pool which is divided among Brillion's employees based primarily on each employee's compensation and years of service.

COMPENSATION OF DIRECTORS

    The directors of the Company receive a retainer of $20,000 per annum in addition to an attendance fee of $500 for each committee meeting attended, and reasonable expenses in connection with each Board or committee meeting attended. Employees of the Company do not receive directors' fees. In addition, options to purchase 5,000 shares of Common Stock are granted to each new non-employee director upon such director's initial election and qualification for the Board. On the date of each annual meeting of shareholders subsequent to a director's initial election and qualification for the Board, each continuing non-employee director will be granted additional options to purchase 3,000 shares of Common Stock.

COMPENSATION COMMITTEE REPORT

    Under the supervision of the Compensation Committee of the Board of Directors (the "Committee"), the Company has attempted to develop and implement compensation policies, plans and programs which seek to enhance the profitability of the Company and to maximize shareholder value by closely aligning the financial interests of the Company's executive officers with those of its shareholders. The Committee is currently comprised of Messrs. Begel and Santomero. See " -- Compensation Committee Interlocks and Insider Participation."

    The Company's general compensation philosophy, which is determined by the Committee, is to offer compensation so as to enable the Company to attract and retain talented and experienced executive officers who are able to assist the Company in accomplishing its strategic and performance goals and to allow such executive officers to participate in the increase in value of the Company upon attaining such goals. Such compensation consists of salary, performance-based bonus and stock options. In determining the salary, bonus and stock option awards for the Company's executive officers, the Committee takes into account the overall performance of the Company as well as its subjective determination of the contribution of each executive officer to that performance. The Committee does not limit its evaluation of Company performance to any particular performance measure, nor does it apply any specific formula in relating Company performance to salary, bonus or stock option award levels.

    Four of the five Named Officers are parties to employment agreements with the Company, which are described herein in the section entitled "Employment and Severance Agreements." The Committee believes that the compensation offered pursuant to such agreements is consistent with the Company's compensation philosophy. In 1996, Mr. Begel's salary increased to $300,000 pursuant to his employment agreement but he received no bonus in 1996 (he declined to accept his $50,000 guaranteed bonus for 1996) as a result of the Company's financial performance in 1996. Mr. Begel's economic interests are further aligned with the shareholders of the Company due to his significant ownership interest in the Company (see "Principal Shareholders and Security Ownership of Management").

    The Commitee has not developed a formal policy on the rules regarding deductability of executive compensation because the Company's compensation of its executive officers is considerably less than the applicable threshholds, but rather will make such determinations as appropriate.

COMPANY STOCK PRICE PERFORMANCE

    The following graph shows a comparison of the cumulative total shareholder return for the Company on the Company's Common Stock from July 16, 1993, the date of the Company's initial public offering, through December 31, 1996 with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Transportation Index from July 1, 1993 through December 31, 1996. In accordance with the rules of the Securities and Exchange Commission (the "Commission"), the returns are indexed to a value of $100 at July 1, 1993 and assume that all dividends are reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           JAII STOCK    NASDAQ COMPOSITE INDEX     NASDAQ TRANSPORTATION INDEX
7/1/93            $100                       $100                           $100
12/31/93         141.3                      110.4                          110.3
12/31/94          94.9                      106.8                           97.5
12/31/95          28.8                      149.5                          120.7
12/31/96          25.4                      183.5                          134.1

                           PRINCIPAL SHAREHOLDERS AND
                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth certain information as of March 12, 1997 with regard to the beneficial ownership of the outstanding Common Stock by (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director and nominee for director and each Named Officer and (iii) all executive officers and directors as a group. Except as otherwise expressly stated in the footnotes to the following table, beneficial ownership of shares means the beneficial owner thereof has sole voting and investment power over such shares.

                                                                                     NUMBER OF        PERCENT OF
                                                                                       SHARES        OUTSTANDING
NAME                                                                              OF COMMON STOCK    COMMON STOCK
--------------------------------------------------------------------------------  ----------------  --------------
Wellington Management Company (1)...............................................       1,271,300           13.03%
Dimensional Fund Advisors Inc. (2)..............................................         629,200            6.45%
Legg Mason, Inc. (3)............................................................         561,820            5.76%
Thomas M. Begel* (4)............................................................         746,360            7.65%
James D. Cirar (5)..............................................................         123,714            1.27%
Thomas W. Cook (6)..............................................................         141,166            1.45%
John D. McClain (7).............................................................          16,666              **
Camillo Santomero* (8)..........................................................         111,000            1.14%
R. Philip Silver* (9)...........................................................          11,000              **
Francis A. Stroble* (9).........................................................          13,000              **
Andrew M. Weller* (10)..........................................................          92,093              **
Directors and executive officers as a group (13 persons) (11)...................       1,284,757           13.17%

------------------------

 *  Director of the Company

**  Less than 1%

 (1)The number of shares beneficially held by Wellington Management Company is based upon the Amendment to Schedule 13G filed by Wellington Management Company on February 14, 1997. Such shares include 788,600 shares over which Wellington Management Company has shared voting power. The address of Wellington Management Company is 75 State Street, Boston, Massachusetts 02109.

 (2)The number of shares beneficially held by Dimensional Fund Advisors Inc. is based upon the Schedule 13G filed by Dimensional Fund Advisors Inc. on February 12, 1997. Such shares include 420,000 shares over which Dimensional Fund Advisors Inc. has shared voting power. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

 (3)The number of shares beneficially held by Legg Mason, Inc. is based upon the
    Schedule 13G filed by Legg Mason, Inc. on February 14, 1996. The address of Legg Mason, Inc. is 111 South Calvert Street, Baltimore, Maryland 21202.

 (4)Includes 25,000 shares of Common Stock subject to currently exercisable options and 1,325 shares of Common Stock held through 401(k) plan as of December 31, 1996. The address for Mr. Begel is c/o Johnstown America Industries, Inc., 980 North Michigan Avenue, Suite 1000, Chicago, Illinois 60611.

 (5)Includes 100,000 shares of Common Stock subject to currently exercisable options and 3,714 shares of Common Stock held through 401(k) plan as of December 31, 1996.

 (6)Mr. Cook holds options to purchase 75,000 shares of Common Stock, of which 41,666 are currently exercisable.

 (7)Mr. McClain holds options to purchase 30,000 shares of Common Stock, of which 16,666 are currently exercisable.

 (8)Mr. Santomero is a private investor and a Senior Consultant to Chase Capital Partners (formerly Chemical Venture Partners), which beneficially owns shares of Common Stock, but Mr. Santomero disclaims beneficial ownership of such shares. Mr. Santomero, however, has an interest in a pool of securities, including shares of Common Stock, acquired by Chemical Equity Associates at the time he was a General Partner of Chemical Venture Partners (now Chase Capital Partners). Mr. Santomero holds options to purchase 14,000 shares of Common Stock, of which 11,000 are currently exercisable.

 (9)Messrs. Silver and Stroble hold options to purchase 11,000 shares of Common Stock, of which 11,000 are currently exercisable.

(10)Mr. Weller holds 4,000 restricted shares of Common Stock. The restrictions on such shares lapse in July 1997. Also includes 76,667 shares of Common Stock subject to currently exercisable options and 1,426 shares of Common Stock held through 401(k) plan as of December 31, 1996.

(11)Includes 4,000 restricted shares of Common Stock, 10,764 shares of Common Stock held through 401(k) Plan as of December 31, 1996 and 347,133 shares of Common Stock subject to currently exercisable options.

                                 SECTION 16(A)
                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a)  of the  Securities  Exchange Act  of  1934, as  amended  (the
"Exchange Act"), and regulations of the Commission thereunder require the Company's officers and directors and persons who own more than ten percent of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes in ownership with the Commission. Officers, directors and persons owning more than ten percent of the Company's Common Stock are additionally required to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations that no other reports were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and owners of more than ten percent of the Company's Common Stock have been made as required with respect to fiscal year 1996.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    In accordance with Rule 14a-8 under the Exchange Act, any shareholder proposals intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company at its principal offices at 980 North Michigan Avenue, Suite 1000, Chicago, Illinois 60611 no later than November 26, 1997 in order to be considered for inclusion in the Proxy Statement and proxy relating to that meeting.

    Section 8 of Article II of the Company's By-Laws provides that in order for a shareholder to propose any matter for consideration at an annual meeting of the Company, such shareholder must be a shareholder of record on the date the notice described below is given and on the record date for the annual meeting and must have given timely prior written notice to the Secretary of the Company of his or her intention to bring such business before the meeting. To be timely, notice must be received by the Company not less than sixty days nor more than ninety days prior to the annual meeting. Such notice must contain certain information about such business and the shareholder who proposes to bring the business before the meeting, including a brief description of the business the shareholder proposes to bring before the meeting, the name and record address of the shareholder, the number of shares of capital stock beneficially owned by such shareholder, a description of any material interests of such shareholder in the business so proposed and a representation that such shareholder intends to appear in person or by proxy at the annual meeting.

    In addition, Section 2 of Article III of the Company's By-Laws provides that in order for a shareholder to nominate a person for election to the Board of Directors at an annual meeting of the

Company, such shareholder must be a shareholder of record on the date the notice described below is given and on the record date for the annual meeting and must have given timely prior written notice to the Secretary of the Company. To be timely, notice must be received by the Company not less than sixty days nor more than ninety days prior to the annual meeting. Such notice must contain certain information about both the person whom the shareholder proposes to nominate and the nominating shareholder, including the name, age, address, occupation, and class and number of shares of capital stock beneficially owned by the proposed nominee and the name, address and class and number of shares of capital stock beneficially owned by the nominating shareholder, a description of any arrangement between the nominating shareholder and the nominee, and a representation that such nominating shareholder intends to appear in person or by proxy at the annual meeting.

                                 OTHER MATTERS

    At the date of this Proxy Statement, the Board of Directors of the Company has no knowledge of any business to be presented for consideration at the Annual Meeting other than as described above. However, if any other matters properly come before such meeting or any adjournments or postponements thereof, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgement on such matters and with respect to matters incident to the conduct of such meeting.

                             ADDITIONAL INFORMATION

    The Board of Directors has approved the selection of Arthur Andersen LLP as auditor for fiscal year 1997. A representative of Arthur Andersen LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. This representative is not scheduled to make any general statement at the Annual Meeting.

    Copies of the Company's 1996 Annual Report to Shareholders, which include audited financial statements, are being mailed to shareholders with this Proxy Statement. Additional copies are available without charge on request. Requests should be addressed to the Secretary, Johnstown America Industries, Inc., 980 North Michigan Avenue, Suite 1000, Chicago, Illinois 60611.

                                          JOHNSTOWN AMERICA INDUSTRIES, INC.

Chicago, Illinois
March 19, 1997

PROXY

                     JOHNSTOWN AMERICA INDUSTRIES, INC.
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Johnstown America Industries, Inc. (the "Company") hereby (1) acknowledges receipt of the Notice of the Annual Meeting of Shareholders of the Company to be held at 10:00 A.M. on Thursday, May 1, 1997, at the Drake Hotel, 140 East Walton Street, Chicago, Illinois, and any adjournments or postponements thereof and (2) appoints Thomas M. Begel and Andrew M. Weller, and each of them as the proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of the Company registered in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Shareholders and any adjournments or postponements thereof.

                                                                  SEE REVERSE
            CONTINUED AND TO BE SIGNED ON REVERSE SIDE                SIDE

                                DETACH HERE


     Please mark
/X/  votes as in
     this example.

     THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR THE NOMINEES OF THE BOARD OF DIRECTORS.


   1.  Election of Class I directors duly nominated:

   NOMINEES: Camillo Santomero and Andrew M. Weller

               FOR               WITHHELD
              /  /                 /  /


/  /  _______________________________________
      For all nominees except as noted above


   2.  IN THE DIRECTION OF THE PROXIES, ON ANY OTHER MATTER
       THAT MAY PROPERLY COME BEFORE THE MEETING.


                   MARK HERE FOR
                   ADDRESS CHANGE       /   /
                   AND NOTE AT LEFT


   The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Common Stock of the Company and hereby ratifies and confirms that all proxies, their substitutes, or any of them may lawfully do by virtue hereof.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

   Please sign as name(s) appear on this proxy, and date this proxy. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.


   Signature _________________________               Date: _________________